UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 21, 2008
MATRIXX INITIATIVES, INC.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE

(State or Other Jurisdiction of Incorporation)

001-31404	87-0482806

(Commission File Number)	(IRS Employer Identification No.)

8515 E. Anderson Drive, Scottsdale, Arizona	85255

(Address of Principal Executive Offices)	(Zip Code)
(602) 385-8888

(Registrant’s Telephone Number, Including Area Code)
NONE

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1
EX-99.2

Item 2.02.	Results of Operations and Financial Condition.
     On October 22, 2008, Matrixx Initiatives, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended September 30, 2008. A copy of the press release is attached to this Report as Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) Retirement of Named Executive Officer. On October 31, 2008, Carl J. Johnson will retire from his position as Chief Executive Officer of Matrixx Initiatives, Inc. A copy of the Company’s press release announcing Mr. Johnson’s retirement is attached to this Report as Exhibit 99.2.
     (c) Appointment of New Principal Executive Officer. William Hemelt, the Company’s Executive Vice President and Chief Financial Officer, will assume the additional roles of Acting President and Chief Operating Officer, with responsibility for the day-to-day management of the Company, until the completion of the Company’s search for a permanent replacement of Mr. Johnson. Mr. Hemelt, 54, joined the Company in June 1998 as its Chief Financial Officer, Treasurer, and Secretary. He assumed additional responsibilities as Executive Vice President, Operations, in 2001 and served as Secretary until February 2005 and Treasurer until July 2007. In addition to his financial duties, Mr. Hemelt has been responsible for various operational matters, including manufacturing, personnel, and litigation management.
     (d) Compensation Arrangements. On October 21, 2008, the Compensation Committee of the Board of Directors approved (i) supplemental compensation payments to Mr. Hemelt in the amount of approximately $10,800 per month, effective October 21, 2008, in consideration of his assumption of additional responsibilities as the Company’s Chief Operating Officer, such payments to be made for so long as Mr. Hemelt retains such additional responsibilities and for such additional period, if any, as the Chairman of the Board may determine; (ii) an increase in Mr. Hemelt’s fiscal year 2009 cash bonus plan opportunity from 40% to 45% of his current base salary ($270,800) if base plan criteria are met and from 80% to 90% if maximum plan criteria are met (see Item 5.02 of the Company’s Report on Form 8-K, dated May 12, 2008, for additional information regarding the Company’s fiscal year 2009 cash bonus plan); and (iii) a cash bonus in the amount of $50,000 to be paid to each of the following executive officers, if such officer remains employed by the Company through March 31, 2009, except in the case of an officer’s death, disability, or termination without cause before such date, in which case the officer would nevertheless be entitled to receive such cash retention bonus: Mr. Hemelt; Timothy L. Clarot; Samuel C. Cowley; James A. Marini; and Timothy J. Connors.

2

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits
99.1	Press Release of Matrixx Initiatives, Inc. dated October 22, 2008, entitled “Matrixx Initiatives, Inc. Reports Second-Quarter Net Income Increased 29% to a Record $8.2 Million, or $0.86 Earnings Per Share, and Net Sales Increased 18% to $33.6 Million.”
99.2	Press Release of Matrixx Initiatives, Inc. dated October 21, 2008, entitled “Matrixx Initiatives, Inc. Announces Retirement of Carl Johnson.”

3

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC. (Registrant)
/s/ William J. Hemelt
William J. Hemelt
Acting President, Chief Operating Officer, and Chief Financial Officer

Date: October 22, 2008

4